Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of November 21, 2011 (this “Amendment”), amends the Credit Agreement dated as of August 24, 2010, among AXIS Capital Holdings Limited (the “AXIS Capital”), certain Subsidiaries of AXIS Capital party thereto (each a “Designated Subsidiary Borrower” and together with AXIS Capital, the “Borrowers” and each a “Borrower”), each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), and Bank of America, N.A., as Administrative Agent, LC Administrator and Fronting Bank (as amended to date, the “Credit Agreement”). Terms defined in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein.

WHEREAS, the parties hereto have entered into the Credit Agreement, which provides for the Lenders to extend certain credit facilities to the Borrower from time to time;

WHEREAS, the parties hereto desire to amend the Credit Agreement in certain respects as hereinafter set forth; and

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

1. AMENDMENTS. Subject to Section 3 hereof, the Credit Agreement shall be amended, effective as of the date hereof, as follows:

1.1 Amendments to Section 1.01. Section 1.01 of the Credit Agreement is hereby amended as follows:

(a) The definition of “Credit Parties” is amended in its entirety to read as follows:

“Credit Parties” means, collectively, the Borrowers (including any Designated Borrower) and AXIS Finance and each other Guarantor.

(b) The definition of “Investment Guidelines” is amended by deleting the words “Section 2.13(a)” and inserting “Section 6.01(h)” therefore.

(c) The following definitions are inserted in proper alphabetical order:

“AXIS Specialty Holdings” means AXIS Specialty Holdings Bermuda Limited, a Bermuda company which is a Wholly-Owned Subsidiary directly owned by AXIS Capital.

“AXIS Specialty Holdings Guaranty Date” means the date on which AXIS Specialty Holdings has executed and delivered (a) a Guaranty; (b) a certificate of the secretary or an assistant secretary of AXIS Specialty Holdings, in form and substance reasonably satisfactory to the Administrative Agent, certifying (i) that attached thereto is a true and complete copy of the Organization Documents of AXIS Specialty Holdings then in effect and as in effect at all times from the date on which the resolutions referred to in clause (ii) below were adopted to and including the date of such certificate, (ii) that attached thereto is a true and complete copy of resolutions adopted by the board of directors (or similar governing body) of AXIS Specialty Holdings authorizing the execution and delivery of the Guaranty and the performance of the Guaranty and the other Credit Documents to which it is a party, and (iii) as to the incumbency and genuineness of the signature of each officer of AXIS Specialty Holdings executing the Guaranty or any of the other Credit Documents; and (c) such legal opinions of counsel to AXIS Specialty Holdings as may be reasonably requested by the Administrative Agent.

1.2 Amendment to Section 2.03. Section 2.03(a)(ii)(C) of the Credit Agreement is amended in its entirety to read as follows:

“(C) the Borrower requesting such Letter of Credit is an Irish company, unless the beneficiary of such Letter of Credit is neither habitually resident in Ireland nor has a place of establishment in Ireland.”

1.3 Amendments to Section 6.01. Section 6.01of the Credit Agreement is hereby amended as follows:

(a) Section 6.01(f) of the Credit Agreement is amended in its entirety to read as follows:

“(f) within 15 days after the filing of (i) annual audited GAAP financial statements of AXIS Specialty with the relevant Governmental Authority, a copy of such GAAP financial statements for the relevant fiscal year, (ii) annual audited GAAP financial statements of AXIS Re, AXIS Specialty Europe and any each other Insurance Subsidiary formed outside the United States with the relevant Governmental Authority, a copy of such GAAP financial statements for the relevant fiscal year and (iii) Statutory Statements by any other Insurance Company, a copy of such Statutory Statements of such Insurance Company for the relevant fiscal year;”

(b) Section 6.01(h) of the Credit Agreement is amended by in its entirety to read as follows:

“promptly after any material amendment or modification of the Investment Guidelines of any Credit Party by the board of directors of such Credit Party, but in any case not more than once per calendar quarter, a copy of such Investment Guidelines as so amended or modified; and”

1.4 Amendments to Section 7.01. Section 7.01(d)(i), (ii), (iii) and (vii) of the Credit Agreement are hereby amended by inserting the words “or , from and after the AXIS Specialty Holdings Guarantee Date, AXIS Specialty Holdings” immediately following the words “AXIS Specialty”;

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1.5 Amendment to Section 10.01. Section 10.01(g) of the Credit Agreement is amended by inserting the following words “or, from and after the AXIS Specialty Holdings Guarantee Date, AXIS Specialty Holdings” immediately following the words “AXIS Finance”.

2. CONSENT FOR TRANSFER. Subject to Section 3 hereof, notwithstanding anything to the contrary in the Credit Agreement, from and after the AXIS Specialty Holdings Guarantee Date, AXIS Capital may transfer 100% of the Equity Interests of AXIS Specialty to AXIS Specialty Holdings.

3. CONDITIONS PRECEDENT. The Amendments to the Credit Agreement set forth in Section 1 and the Consent in Section 2 shall become effective when each of the conditions precedent set forth in this Section 3 shall have been satisfied, and notice thereof shall have been given by the Administrative Agent to the Borrower and the Lenders.

3.1 Receipt of Documents. The Administrative Agent shall have received the following documents:

(a) this Amendment duly executed by the Borrowers, AXIS Finance, the Administrative Agent and the Required Lenders; and

(b) all other documents or materials as the Administrative Agent may reasonably request.

3.2 Compliance with Warranties, No Default, etc. After giving effect to this Amendment, the following statements by each Credit Party shall be true and correct (and each Credit Party, by its execution of this Amendment, hereby represents and warrants to the Administrative Agent and each Lender that such statements are true and correct as at such times):

(a) the representations and warranties set forth in Article V of the Credit Agreement and, in the case of AXIS Finance, Section 21 of its Guaranty, shall be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); and

(b) no Default or Event of Default shall have then occurred and be continuing.

4. REPRESENTATIONS AND WARRANTIES. To induce the Lenders and the Administrative Agent to enter into this Amendment, each Credit Party represents and warrants to the Administrative Agent and each Lender as follows:

4.1 Due Authorization, Non-Contravention, etc. The execution, delivery and performance of this Amendment by such Credit Party are within its powers, have been duly authorized by all necessary action, and do not

(a) contravene its Organization Documents;

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(b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting such Credit Party or any of its Subsidiaries; or

(c) result in, or require the creation or imposition of, any Lien on any of the properties of such Credit Party or any of its Subsidiaries (other than any Liens created by the Loan Documents).

4.2 Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by such Credit Party and its Subsidiaries of this Amendment except such as have been obtained or made and are in full force and effect.

4.3 Validity, etc. This Amendment constitutes the legal, valid and binding obligation of such Credit Party enforceable against such Credit Party in accordance with its terms except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, examination or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5. MISCELLANEOUS.

5.1 Continuing Effectiveness, etc. This Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as amended hereby, shall remain in full force and effect and is hereby ratified, approved and confirmed in each and every respect. After the effectiveness of this Amendment in accordance with its terms, all references to the Credit Agreement in the Loan Documents or in any other document, instrument, agreement or writing shall be deemed to refer to the Credit Agreement as amended hereby. Each other Loan Document is hereby ratified, approved and confirmed in each and every respect by each Credit Party party thereto.

5.2 Payment of Costs and Expenses. AXIS Capital agrees to pay on demand all reasonable expenses of the Administrative Agent (including the reasonable fees and out-of-pocket expenses of counsel to the Administrative Agent) in connection with the negotiation, preparation, execution and delivery of this Amendment.

5.3 Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or affecting the validity or enforceability of such provision in any other jurisdiction.

5.4 Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.

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5.5 Execution in Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

5.6 Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

5.7 Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

AXIS CAPITAL HOLDINGS LIMITED

By:	/s/ Jose Osset

Name:	Jose Osset

Title:	Sr. Vice President and Treasurer

AXIS SPECIALTY LIMITED

By:	/s/ Jose Osset

Name:	Jose Osset

Title:	Sr. Vice President and Treasurer

AXIS RE LIMITED

By:	/s/ Tim Hennessy

Name:	Tim Hennessy

Title:	Executive Vice President and Director

AXIS SPECIALTY EUROPE LIMITED

By:	/s/ Tim Hennessy

Name:	Tim Hennessy

Title:	Executive Vice President and Director

AXIS SPECIALTY FINANCE LLC

By:	/s/ Andrew M. Weissert

Name:	Andrew M. Weissert

Title:	President and Chief Executive Officer

AXIS SPECIALTY INSURANCE COMPANY

By:	/s/ Andrew M. Weissert

Name:	Andrew M. Weissert

Title:	Sr. Vice President, General Counsel and Secretary

AXIS INSURANCE COMPANY

By:	/s/ Andrew M. Weissert

Name:	Andrew M. Weissert

Title:	Sr. Vice President, General Counsel and Secretary

AXIS REINSURANCE COMPANY

By:	/s/ Andrew M. Weissert

Name:	Andrew M. Weissert

Title:	Sr. Vice President, General Counsel and Secretary

AXIS SURPLUS INSURANCE COMPANY

By:	/s/ Andrew M. Weissert

Name:	Andrew M. Weissert

Title:	Sr. Vice President, General Counsel and Secretary

BANK OF AMERICA, N.A., as Administrative Agent, L/C Administrator, Fronting Bank and a Lender

By:	/s/ Debra Basler

Name:	Debra Basler

Title:	Managing Director

DEUTSCHE BANK AG NEW YORK BRANCH

By:	/s/ John S. McGill

Name:	John S. McGill

Title:	Director

By:	/s/ Virginia Cosenza

Name:	Virginia Cosenza

Title:	Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Karen Hanke

Name:	Karen Hanke

Title:	Director

HSBC BANK USA, NATIONAL ASSOCIATION

By:	/s/ Jody Feldman

Name:	Jody Feldman

Title:	Vice President

THE BANK OF NEW YORK MELLON

By:	/s/ Michael Pensari

Name:	Michael Pensari

Title:	Managing Director

CITIBANK, N.A.

By:

Name:

Title:

GOLDMAN SACHS BANK USA

By:	/s/ Rick Canonico

Name:	Rick Canonico

Title:	Authorized Signatory

LLOYDS TSB BANK PLC

By:	/s/ Rich Herder

Name:	Rich Herder

Title:	Head of Financial Institutions

By:	/s/ Candi Obrentz

Name:	Candi Obrentz

Title:	Vice President

MORGAN STANLEY BANK, NATIONAL ASSOCIATION

By:	/s/ Harry Comninellis

Name:	Harry Comninellis

Title:	Authorized Signatory